UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2016

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On May 3, 2016, Mr. Geoffrey P. Sanders, Senior Vice President and Chief Accounting Officer and the principal accounting officer of Jacobs Engineering Group Inc. (the “Corporation”), notified the Corporation of his decision to resign from his position, effective May 27, 2016, in order to become chief financial officer of another company.

(c)	Effective as of Mr. Sanders’ departure, Kevin C. Berryman, the Corporation’s Executive Vice President and Chief Financial Officer, will serve as the Corporation’s principal accounting officer until a successor is appointed.

All information concerning Mr. Berryman required by Items 401(b) and (e) of Regulation S-K is included under the heading “Executive Officers of the Registrant” in Part 1, Item 1 of the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 24, 2015. Mr. Berryman is not a party to any related party transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, Mr. Berryman has no family relationships with any other executive officer, any director or any person nominated to become a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2016

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
and Chief Financial Officer

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